Exhibit 10.3

                              OFFICE BUILDING LEASE

        THIS LEASE, dated for reference purposes only as of the 21st day of June, 1996, is entered into by and between Miller & Paine, a Nebraska corporation, ("Landlord"), and Union Bank and Trust Company, a Nebraska state banking corporation, ("Tenant").

        PREAMBLE:

        Landlord, in consideration of the rent to be paid and the covenants and agreements to be performed by Tenant, as hereinafter set forth, does hereby lease, demise, and let unto Tenant and Tenant hereby leases and accepts from Landlord that certain office space in the "Building," as defined below, shown and designated on the floor plan attached hereto as Exhibit A and incorporated herein by this reference (the "Premises") for the "Term," as defined below, unless sooner terminated as herein provided. The Premises are leased by Landlord to Tenant and are accepted and are to be used and possessed by Tenant upon and subject to the following terms, provisions, covenants, agreements, and conditions.

        1. PRINCIPAL LEASE PROVISIONS. Each reference in this Lease to any of the terms described in this Article I shall mean and refer to the following; however, the other Articles of this Lease contain numerous refinements and exceptions which qualify the provisions of this Article; all other terms are as defined in this Lease.

        1.1. Landlord's Address:

                              Miller & Paine
                              121 South 13th Street
                              Lincoln, Nebraska 68508
                              ATTN: Robert E. Campbell, II

        1.2. Tenant's Address:

                              Union Bank and Trust Company
                              3643 South 48th Street
                              P 0 Box 6155
                              Lincoln, Nebraska 68506-0155
                              ATTN: Angie Muhleisen, President

        1.3. Building. The term "Building," as used herein, shall refer collectively to Lincoln Square, of which the Premises are a part, located at 13th and 0 Streets, Lincoln, Nebraska, including land described as follows: Lots 1-9 and the North 67 feet of Lots 17 and 18, Block 57, Original Plat to the City of Lincoln, Lancaster County, Nebraska (the "Land"), the improvements, fixtures, and other facilities now or hereafter located on the Land or appurtenant thereto which Landlord makes available to tenants of the Building.


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        1.4. Floor. 1st Floor.

        1.5. Building Area. The Building Area shall be the number of net leasable square feet in the Building, not including areas leased in substantially unfinished condition for the purposes of storage and at rates substantially below market for office or retail space, as measured by the Landlord's architect using industry standards for such space measurement. The number of such net leasable square feet is 194,387 as presently determined by actual leases and by estimates of unleased space by the Landlords architect. This number is subject to change from time to time by the Landlord as actual leasable space configurations are determined. Landlord will notify Tenant of such change in the total number of leasable square feet at least sixty (60) days before such altered numbers are used in the calculation of Tenant's Percentage under Section 1.17 as it applies to rent payments or adjustments, or payment of Operating Expenses.

        1.6. Floor Area. Intentionally Deleted.

        1.7. Premises Area. The leasable area of the Premises shall be approximately 4,075 square feet of space in the location within the Building reflected on the Final Plans. Such square footage is a significant factor in the negotiated rent for this Lease and the above figure is not subject to alteration following the final space plan and any further recalculation of useable area.

        1.8. Initial Rental Per Square Foot. $11.50 per square foot annually.

        1.9. Suite Number. 101.

        1.10. Lease Term. Seven years.

        1.11. Option Terms. Two option terms, the first term for five (5) years and the second term for four (4) years.

        1.12. Lease Year. A 12-month period commencing on July 1, 1996, and on any yearly anniversary thereof.

        1.13. Commencement Date. The Commencement Date is July 1, 1996.

        1.14. Termination Date. June 30, 2003, or as extended pursuant to
Section 3.4 of the Lease.

        1.15. Initial Monthly Rental. Initial Rental per Square Foot ($11.50) times 4,075 square feet of the Premises Area, divided by twelve (12) months. The Initial Monthly Rental is $3,905.21, starting on July 1, 1996 or as determined in Section 3.2 hereof.

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        1.16. Monthly Rental. The rent due each month as provided in Section
1.15 and Section 4.2 of the Lease and payable according to provisions of Section
4.1 of the Lease for rent of the Premises.

        1.17. Tenant's Percentage. The percentage which the square footage of the Premises Area is to the total Building Area. The initial Tenant's Percentage is estimated to be 2.10%.

        1.18. Floor Percentage. Intentionally Deleted.

        1.19. Security Deposit. None.

        1.20. Broker. Neither Landlord or Tenant have used the service of a broker in relation to this Lease, and no broker fees apply.

        1.21. Permitted Uses. Office and customer service functions ordinarily associated with a bank.

        1.22. Final Plans. The Final Plans for the Premises, as shown on Exhibit A.

        2. PREMISES.

        2.1. Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises.

        2.2. Common Areas. Tenant shall have, as appurtenant to the Premises, the nonexclusive right, in common with others, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord and of which Tenant is given notice, to the use of the following areas of the Building: common entrances, lobbies, corridors, stairways, elevators, ramps, drives, restrooms and common walkways necessary for access to the Building (the "Common Area"). Landlord reserves the right from time to time: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and/or other parts of the Building pipes, ducts, conduits, wires, appurtenant fixtures, and mechanical systems, wherever located in the Premises or the Building, and (b) to alter, remodel, close or relocate any facility in the Common Areas, and to relocate or redefine Common Areas within the Building and Premises, so long as there is not substantial interference with tenant's and their invitee's access to the premises, restrooms, elevators and exits.

        2.3    Option Area.  Intentionally Deleted

        3. TERM AND POSSESSION.

        3.1. Term. The term of this Lease shall commence on the Commencement Date as set forth in Section 1.13 and end on the Termination Date as set forth in Section

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        1.14, unless sooner terminated as provided in this Lease, or unless extended pursuant to Section 3.4.

        3.2. Possession. Landlord shall deliver possession of the Premises to the Tenant on the Commencement Date and Monthly Rental for the Premises shall be payable to Landlord by Tenant on such date according to the provisions of Sections 1.15 and 4.1 herein.

        3.3. Acceptance of Premises. Tenant shall construct improvements to the Premises having taken possession in its then "as is" condition at the Commencement Date as described in Section 3.2 herein. Such improvements shall be constructed in accordance with the Final Plans described in Section 1.22 hereof and according to terms of the Work Letter detailed as Exhibit B and Schedule 1, attached hereto. Landlord will thoroughly clean, paint and repair the Premises to make the Premises ready for occupancy, and repair Building components prior to Tenant's possession and will replace outside windows of the Premises with thermal pane glass; provided, however, that Landlord shall not perform or pay the cost of remodeling to be done by Tenant at Tenant's discretion including painting of any new partitions within the Premises.

        3.4. Option to Extend Term. Provided Tenant timely exercises its right as hereinafter provided and is not in default under the Lease at the time of exercise of such right or at the commencement of any option period ("Option Term"), Tenant shall have the right to extend the term of this Lease for two periods, the first for Five (5) years and the second for Four (4) years, on the same terms and conditions as contained in this Lease, except for the Monthly Rental. The Monthly Rental during the first and second Option Terms, if exercised, shall be $13.50 per square foot, plus any applicable Rental Adjustments described in Section 4.2, times the total Premises Area (4,075) divided by twelve (12) months. The Monthly Rental in both Option Terms will be subject to adjustment as described in Section 4.2 of the Lease.

        Not later than six (6) months prior to the date the term of this Lease would otherwise expire, Tenant shall notify Landlord in writing of its election to exercise the right to extend the term hereof as provided above. The right to extend the term of this Lease shall terminate if not timely exercised as herein provided. This Lease and the option to extend this Lease herein granted shall be personal to Union Bank and Trust Company and any successor to such corporation by merger or consolidation, and may not be transferred or assigned without Landlord's prior written consent, which consent may not be unreasonably withheld.

        3.5. Security Deposit. None.

        4. RENT.

4.1. Payment of Rent. Tenant shall pay the Monthly Rental, without any prior demand therefor and without any deduction or offset whatsoever, in lawful money of the United States of America, to Landlord on the first day of each calendar month during the

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term of this Lease as rent for the Premises for such month. Tenant shall make all payments of rent and other expenses to Landlord at the Building manager's office at the Building or at such other address as Landlord may from time to time request in writing. If the term of this Lease commences other than on the first day of a month or ends other than on the last day of a month, the rent for a partial month shall be prorated on a thirty (30) day month, based on the number of days in such month that this Lease is in effect.

        4.2. Monthly Rental Adjustment. Beginning with the second year of the initial Lease Term and each year thereafter to the end of the initial Lease Term, the Monthly Rental shall be adjusted to the following:

                   LEASE      ANNUAL GROSS         MONTHLY
                   YEAR       LEASE RATE           RENTAL

                     2            11.83             $4,017.27
                     3            12.17             $4,132.73
                     4            12.50             $4,244.79
                     5            12.83             $4,356.85
                     6            13.17             $4,472.31
                     7            13.50             $4,584.38

Beginning with the first year of the first Option Term and each succeeding year of the Option Terms, if exercised, the Monthly Rental shall be/increased annually by an amount equal to the percentage of such Monthly Rental which percentage is the same as the percentage increase in the cost of living during the preceding calendar year. The cost of living will be based upon the National Consumer Price Index "all items" published by the Bureau of Labor Statistics of the United States Department of Labor ("CPI"). A calendar year percentage increase in the CPI will be determined by comparing the CPI at the end of a calendar year to the CPI at the end of the previous calendar year. Monthly Rental shall not be reduced in the event there should be a reduction in the CPI.

        4.3 RENT RENEGOTIATION. Notwithstanding anything to the contrary in this Lease, in the event authority is not granted by the necessary regulatory entities allowing Tenant to use the Premises as a branch bank, by July 1, 1997, Tenant and Landlord will renegotiate the rent taking into consideration the limitation of use.

        5. OPERATING EXPENSES.

        5.1 Payment of Operating Expenses. Landlord shall pay for all Operating Expenses (as that term is defined in Section 5.2 hereof) with the exception of the costs of any telephone system or services and personal property taxes on Tenant's personal property.

        5.2 Definition of Operating Expenses. "Operating Expenses" means Landlord's operating expenses attributable to the operation, maintenance, and repair of the Building, as determined under generally accepted accounting principles consistently applied, whether

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the Operating Expenses are undertaken by Landlord pursuant to specific provisions of this Lease or undertaken by Landlord in the exercise of its reasonable discretion. Operating Expenses include, but are not limited to, the costs of cleaning, trash removal, utilities, heating, air conditioning, ventilation, plumbing casualty and liability insurance, property taxes and assessments. Operating Expenses shall also include amounts necessary to a) amortize the cost of improvements installed to reduce Operating Expenses, but not to exceed the savings achieved on an annual basis, b) amortize the cost of replacement of carpeting, draperies and wall coverings for the common areas of the Building following the completion of restoration of the Building, c) and the costs of operating, maintaining and repairing any skywalk access to the Building under any existing or future skywalk agreements.

        6. SERVICES AND UTILITIES.

        6.1. Services by Landlord. Landlord shall furnish to the Premises during normal business hours of Tenant's business days (Monday through Saturday) such amounts of air conditioning, heating, and ventilation as may be reasonably necessary for the comfortable use and occupation of the Premises. Landlord shall at all times furnish the Premises with elevator service and of electricity for normal heating, air conditioning, lighting and office machines. The Landlord shall provide sewer service, normal trash removal services, and snow removal services. Landlord shall provide daily, except Holidays, custodial service, including emptying waste paper baskets, dry mopping and wet mopping, vacuuming, cleaning window sills, and cleaning carpet as reasonably needed. The term "Holiday" means New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and such other national holidays as may be established after the date hereof by the United States Government. Landlord shall replace at Landlord's expense fluorescent tubes, ballasts, and light bulbs as required for those Building standard fixtures supplied by Landlord or by Tenant in accordance with Building standard specifications.

        6.2. Maintenance and Repair by Landlord. Landlord shall maintain the Premises and common areas of the Building in a good condition, shall maintain the plumbing, heating, ventilating, air conditioning, elevator, electrical, and other mechanical systems of the Building in good working order, shall make necessary repairs to the roof and the shell of the Building, and shall repair promptly any damage to the Premises and the Building as provided in Article 10.

        6.3. Confidentiality of Tenant Records. Whenever any employee or agent of Landlord enters the Premises to perform any duty or act required or permitted under this Lease, Landlord shall take precautions to ensure that all personal property of any nature, including without limitation all records and information of Tenant, shall be maintained as confidential.

        6.4 Interruption of Service. Prior to becoming an event of default under this Lease, Landlord shall have a reasonable amount of time, in any event not to exceed five (5) days, in which to make reasonable efforts to abate, and be successful in abating,

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interruptions to the telephone, plumbing, heating, ventilating, air conditioning, elevator, electrical or other mechanical or utility systems or cleaning services, by reason of accident, emergency, repairs, alterations, improvements, or shortages or lack of availability of materials or services, which are not due to Landlord's negligence or intentional act. At any time during the term of this Lease, any utilities or services may be conserved by Landlord without abatement of rent or other expenses if undertaken by Landlord as required by any governmental agency or in a reasonable effort to reduce energy or other resource consumption.

        7. USE AND OCCUPANCY BY TENANT.

        7.1. Use by Tenant. Tenant shall continually use and occupy the Premises for the purposes of the Permitted Uses as described in Section 1.21 and for no other purposes without the prior written consent of the Landlord. Tenant shall operate its business on the Premises during normal business hours to receive and supervise visitors to the Premises. Tenant shall furnish and decorate the Premises in a manner consistent with its business and the other businesses in the Building. Tenant shall not do or permit anything to be done in or about the Premises which would constitute a nuisance to the other tenants or occupants of the Building or significantly interfere with their use of any area of the Building other than the Premises.

        7.2. Rules and Regulations. Tenant and its employees, agents, and visitors shall observe faithfully the Rules and Regulations attached hereto as Exhibit C and made a part hereof, and such other and further reasonable Rules and Regulations as Landlord may from time to time adopt, provided, however, that in the event of any conflict between such Rules and Regulations and this Lease, this Lease shall control. Landlord shall not be liable to Tenant for violation of any Rules and Regulations or the breach of any provision in any lease by any other tenant or other party in. the Building, unless such breach interferes with Tenant's use of the Premises.

        7.3. Prohibited Uses. Tenant shall not conduct or permit to be conducted on the Premises any business which is unlawful or is damaging to the reputation or public image of the building, as reasonably determined by Landlord. Tenant will not store, use or dispose of any hazardous materials in, on or about the Premises or the Building. Tenant will be solely responsible for and will defend, indemnify and hold Landlord, its agents and employees harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's breach of its obligations in this section. Tenant will be solely responsible for and will defend, indemnify and hold Landlord, its agents and employees harmless from and against any and all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with the removal, cleanup and restoration work and materials necessary to return the Premises and any other property of whatever nature located on the Project to their condition existing prior to the appearance of the Tenant's hazardous materials on the Premises. Tenant's obligations under this Section will survive the end of this Lease.

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Tenant will not do or permit to be done any act or thing upon the Premises or the Building which would (i) jeopardize or be in conflict with fire insurance policies covering the Building, and fixtures and property in the Building, or
(ii) increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be for general office use of the Building, unless Tenant pays for any increase, or (iii) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on or upon the Premises.

        8. MAINTENANCE. REPAIRS, AND ALTERATIONS.

        8.1. Maintenance and Repair. During the term of this Lease, Tenant shall take good and reasonable care of the Premises and fixtures therein. Landlord shall maintain fixtures in the Premises in good order, condition and repair in a quality and class equal to the original work, ordinary and reasonable wear excepted. During the term of this Lease, Tenant shall be responsible for the expense of any problems or damages to the Premises and fixtures therein caused by negligence or willful misconduct of the Tenant, its employees, agents, guests, and visitors. Upon surrender of the Premises to Landlord, Tenant shall deliver the Premises to Landlord, broom clean, in as good order, condition, and repair as they are on the commencement of the term of this Lease, ordinary and reasonable wear excepted. During the term of this Lease, Landlord shall take good care of common areas and fixtures therein and the exterior of the Building.

        8.2. Alterations. After taking possession, Tenant shall not make or permit any alterations, additions, or improvements to be made to the Premises which would exceed $2,000 in cost without obtaining Landlord's prior written consent which shall not be unreasonably withheld, and then only by contractors or mechanics approved by Landlord which approval will not be unreasonably withheld. Landlord shall generally consent to alterations, additions, or improvements which do not affect the value of the Premises significantly and which do not affect the structure or operation of the Building. All alterations, additions and improvements to the Premises upon completion shall not lower the fair market value of the Premises without the Landlord's written consent. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations, and requirements of law or Landlord's insurance companies. If alterations, additions and improvements to the Premises requested by Tenant are performed by Landlord, the cost thereof shall be paid by Tenant. Tenant hereby indemnifies Landlord against liens, costs, damages, and expenses with respect to any such Tenant alteration, addition, or improvement. All alterations, additions, and improvements to the Premises by Landlord or Tenant shall become part of the realty and belong to Landlord and, at the end of the term hereof, shall remain on the Premises without compensation of any kind to Tenant, except that any trade fixtures which are installed and paid for by Tenant shall remain the property of Tenant and may be removed by Tenant during the term of this Lease, provided Tenant repairs any damage to the remaining improvements of the Premises caused by the removal of such fixtures. Movable furniture and equipment of Tenant shall remain the property of the Tenant.

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        8.3 Maintenance of Glass. Landlord shall clean the interior and exterior of all glass facings abutting the Premises on the 13th Street, "0" Street, and the Common Area sides of the Premises. In the event that any glass abutting the Premises from 13th Street, "0" Street or the Common Areas shall be broken or otherwise damaged, regardless of the cause of such damage, Landlord shall promptly repair and/or replace such glass, and pay the cost of said replacement and/or repair. Landlord may maintain glass insurance with respect to the glass abutting the exterior Premises on 13th Street, "0" Street and the Common Areas, in which case Landlord shall pay the cost of any such insurance.

        9. INSURANCE AND INDEMNIFICATION.

        9.1. Landlord Insurance. The insurance which shall be maintained by the Landlord includes the following:

               9.1.1 Hazard Insurance. Insurance against loss or damage to the Building by fire and extended coverage and from such other hazards as may be covered by a form of "all risk" insurance then in effect, all in an amount sufficient to cover 100% of the fair market value prior to any loss or damage of the Building, machinery, equipment and improvements, but excluding land value.

               9.1.2 Public Liability. Comprehensive general liability insurance (containing the so-called "occurrence clause") against claims for bodily injury, and property damage occurring in or about the Building and Common Areas. Such insurance shall afford minimum protection of ONE MILLION DOLLARS ($1,000,000) combined single limit for bodily injury and property damages.

               9.1.3 The policies maintained by Landlord as provided in 9.1.1 and 9.1.2 above may not be terminated nor may coverage be reduced except by ten
(10) days prior written notice to Tenant.

        9.2 Tenant's Insurance. The insurance which shall be maintained by the Tenant includes the following:

               Comprehensive general liability insurance (containing the so-called "occurrence clause") against claims for bodily injury and property damage occurring in or about the Premises. Such insurance shall afford minimum protection of ONE MILLION DOLLAR ($1,000,000) combined single limit without limitation.

Certificates of insurance together with copies of the endorsements, when applicable, naming Landlord as an additional insured will be delivered to Landlord prior to Tenant's occupancy of the Premises and from time to time at least ten (10) days prior to the expiration of the term of each such policy showing the renewal thereof or the securing of alternative coverage. All such policies maintained by Tenant will provide that they may not be terminated nor may coverage be reduced except after ten (10) days' prior written notice to Landlord.

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        9.3    Indemnification.

        (a) Tenant hereby waives all claims against Landlord, its agents, and employees for loss, theft, or damage to equipment, furniture, records, and other property on or about the Premises, for loss or damage to Tenant's business or for . death or injury to persons on or about the Premises or the Building, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, or employees. Tenant shall indemnify and hold harmless Landlord, its agents, and employees from and against any and all claims and liability for the loss, theft, or damage to property on or about the Premises, except Tenant's indemnification shall not include an indemnification for liability for the negligence or willful misconduct of Landlord, its agents, or employees. Tenant shall indemnify and hold. Landlord, its agents, and employees harmless from and against any and all claims and liability arising from any breach or default by Tenant in the performance of any obligation of Tenant under this Lease or arising from the negligence or willful misconduct of Tenant, its agents, employees, or visitors. Landlord shall not be liable to Tenant for any negligence or act of any occupant of the Building or any owner or occupant of any property adjoining the Building other than such as arise out of the negligence or wrongful acts of Landlord, its agents, and employees.

        (b) Landlord hereby waives all claims against Tenant, its agents, and employees for loss, theft, or damage to equipment, furniture, records, and other property on or about the Premises, for loss or damage to Landlord's business or for death or injury to persons on or about the Premises or the Building, except to the extent caused by the negligence or willful misconduct of Tenant, its agents, or employees. Landlord shall indemnify and hold harmless Tenant, its agents, and employees from and against any and all claims and liability for the loss, theft, or damage to property on or about the Premises, except Landlord's indemnification shall not include an indemnification for liability for the negligence or willful misconduct of Tenant, its agents, or employees. Landlord shall indemnify and hold Tenant, its agents, and employees harmless from and against any and all claims and liability arising from any breach or default by Landlord in the performance of any obligation of Landlord under this Lease or arising from the negligence or willful misconduct of Landlord, its agents, employees, or visitors. Tenant shall not be liable to Landlord for any negligence or act of any occupant of the Building or any owner or occupant of any property adjoining the Building other than such as arise out of the negligence or wrongful acts of Tenant, its agents, and employees.

        9.4 Waiver of Subrogation. Without limiting the obligation of Tenant to maintain insurance which permits waiver of subrogation (unless otherwise approved in writing by Landlord), Landlord and Tenant hereby waive all causes of action and rights of recovery against each other, against all subtenants or assignees of Tenant, against all other tenants of the building and their assignees and sublessees, and against any other person or entity holding an interest in the Building (together, the "Affected Parties"), and against the agents, officers, and employees of the Affected Parties for any loss occurring to the property of the

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Affected Parties resulting from any of the perils insured against under any and all casualty insurance policies in effect at the time of any such loss regardless of cause or origin of such loss, including the negligence of the Affected Parties or the agents, officers, or employees or the Affected Parties to the extent of any recovery on such policies of insurance, except to the extent that any of such policies of insurance are invalidated, in whole or part, by said waiver, and so long as such policies of insurance shall contain (and Landlord and Tenant hereby agree to use their best efforts to cause such policies to contain), by endorsement or otherwise, a clause in such form or having substantially the same effect as the following: "It is hereby stipulated that this insurance shall not be invalidated in whole or in part should the insured or any of them waive in writing prior to a loss any or all rights of recovery against any person or entity for loss occurring to the property described herein. " Any self-insurance by Tenant shall be deemed to include such waiver of subrogation against the Affected Parties. The obligation of Landlord to use its best efforts to cause such policies to contain the above-described clause shall not obligate Landlord to obtain such insurance from insurance companies unacceptable to Landlord nor to incur premium charges therefor which exceed one hundred ten percent (110%) of the premium charges for such insurance which does not include such a clause. The obligation of tenant to use its best efforts to cause such policies to contain the above-described clause shall not obligate tenant to obtain such insurance from insurance companies unacceptable to tenant nor to incur premium charges therefore which exceed one hundred ten percent (110%) of the premium charges for such insurance which does not include such a clause. Landlord shall promptly notify Tenant in writing if such policies of Landlord do not contain the above-described clause. Tenant shall promptly notify Landlord in writing if such policies of Tenant do not contain the above-described clause and, in such event, Landlord shall promptly endeavor to notify the other Affected Parties of such event.

        10. DAMAGE OR DESTRUCTION.

        10.1. Repair of Damage. If the Premises or the Building are damaged or destroyed by fire or other casualty covered by the usual form of fire and extended coverage, Landlord shall commence repair or restoration within sixty
(60) days of such damage or destruction and shall diligently pursue such repair and restoration to completion unless this Lease is terminated as provided herein. Landlord shall pay the cost of repair to any damage or destruction of the Building or the Premises unless caused by the negligence or willful conduct of the Tenant, its employees, guests, agents and invitees.. Tenant shall pay the reasonable cost of repair of any damage or destruction of the building caused by the negligence or willful misconduct of Tenant, its employees, agents or visitors. Tenant shall vacate such portion of the premises as Landlord reasonably requires to enable Landlord to repair the premises or the building.

        10.2. Abatement. If the Premises are damaged or destroyed by fire or other casualty not caused by the negligence or willful misconduct of Tenant, its agents, employees, or visitors, the Monthly Rental and the payment by Tenant of its share of operating expenses shall abate until such damage or destruction is repaired in proportion to the reduction of the area of the Premises usable by Tenant, or shall abate entirely if an

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insufficient amount of the premises are usable to the extent necessary for the reasonable operation of Tenant's business. Except as specifically provided in this Lease, this Lease shall not terminate, Tenant shall not be released from any of its obligations under this Lease, the rent and other expenses payable by Tenant under this Lease shall not abate, and Landlord shall not have liability to Tenant for any damage or destruction to the Premises or the Building or any inconvenience or injury to Tenant by reason of any maintenance, repairs, alterations, decoration, additions, or improvements to the Premises or the Building.

        10.3. Termination by Landlord. If the Building is damaged or destroyed, Landlord shall have the option to terminate this Lease within sixty (60) days of such damage, if Landlord reasonably determines that the cost of repair to the Building exceeds twenty-five percent (25%) of the value of the Building exclusive of the land prior to such damage. If the Premises are damaged or destroyed, Landlord shall have the option to terminate the term of this Lease within sixty (60) days of the date of such damage or destruction if the cost of repair of the Premises, as reasonably determined by Landlord, exceeds the insurance proceeds estimated by Landlord to be payable to Landlord for such damage or destruction.

        10.4. End of Term. Landlord shall not have any obligation to repair, reconstruct, or restore the Premises during the last twelve (12) months of the term of this Lease or any extension thereof, as a result of any damage to the Premises if the cost of such repair, reconstruction, or restoration as reasonably estimated by the Landlord exceeds the then Monthly Rental. If Landlord elects not to repair the Premises of the Building pursuant to this
Section 10.4, Tenant may elect to terminate this Lease within thirty (30) days of receipt of Landlord's notification of its election not to repair pursuant to this Section 10.4. If Tenant elects to terminate this Lease as provided in this Section, this Lease shall terminate and rent shall abate from the date of damage. If Tenant does not elect to terminate this Lease within such thirty (30) day period, the rent and other expenses payable by Tenant shall abate, Landlord may repair the Premises at Tenant's cost and expense except to the extent of insurance proceeds received by Landlord for such damage, and Tenant shall deposit with Landlord in advance an amount estimated by Landlord as the cost of such repair in excess of such insurance proceeds.

        11. CONDEMNATION.

        11.1. The term of this Lease shall terminate as to the portion of the Premises taken or condemned by any authority under power of eminent domain or transferred by Landlord by agreement with such authority under threat of condemnation, with or without any condemnation action being instituted, as of the date such authority requests possession of such portion of the Premises. The Monthly Rental and the Tenant's Percentage shall be adjusted in the proportion that the square footage of the portion of the Premises taken bears to the total square footage of the Premises prior to such taking. Tenant shall not be entitled to any compensation, allowance, claim or offset of any kind against the Landlord as damages or otherwise, by reason of being deprived of the Premises or by the termination of this Lease, except that Tenant shall be entitled to such portion of any separate award for damages or any improvements to the Premises paid for by Tenant in an amount not to exceed the unamortized cost of such improvements with such costs amortized over the term of this Lease without reference to any unexercised options. Any portion of the Building, other than the Premises taken by eminent domain or dedicated to public use, shall upon such taking or dedication be excluded from the area over which Tenant is granted rights hereunder, and this Lease shall continue in full force and effect without any reduction in rental. Tenant may terminate the Lease upon written notice to Landlord within 30 days of Tenant receiving notice of condemnation if an insufficient amount of the premises shall remain usable to the extent necessary for the reasonable operation of Tenant's business, or if public access to the premises is substantially restricted.

        12. ASSIGNMENT, SUBLETTING. AND RECAPTURE

        12.1. Consent Required. Tenant shall not assign, sublease, or otherwise transfer, by operation of law or otherwise, this Lease or any interest herein without the prior written consent of the Landlord, which consent shall not be unreasonably withheld; provided, however, that Tenant may assign, sublease or otherwise transfer this Lease or any interest herein, without the prior consent of Landlord, to any entity in order to provide banking and related financial, real estate and investment services and products which Tenant (directly or indirectly) or its affiliates regularly provide. Landlord may condition its consent to any assignment or sublease on the execution by such assignee or sublessee of a written assumption by such assignee or sublessee of the obligations of Tenant under this Lease and upon Landlord's determination that
(1) the proposed assignee or subtenant is financially responsible as a tenant;
(ii) the proposed assignee or subtenant will conduct a business on the Premises in compliance with all special permits, laws, ordinances, and regulations governing the Building; and (iii) the rent payable by such subtenant is at the then current fair market rental for the portion of the Premises assigned or subleased.

        12.2. Prohibitions. Partial assignments of Tenant's interest in this Lease are permitted at any time, from time to time, without consent of Landlord.

        12.3. Payments to Landlord. Intentionally Deleted.

        12.4. No Release. Any sale, assignment, encumbrance, subleasing, occupation, or other transfer shall not release Tenant from any of Tenant's obligations hereunder unless Landlord agrees in writing. The collection or acceptance of rent or other payment by Landlord from any person other than Tenant shall not be deemed a release of Tenant from any obligation under this Lease.

        13. DEFAULT AND REMEDIES.

        13.1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default: (a) the failure by Tenant to make any payment of rent or any other payments required to be made by Tenant under this Lease when due if such failure continues for twenty (20) days after written notice by Landlord to Tenant of such failure; (b) the failure by Tenant to observe or perform any of the provisions of this Lease to be observed and performed by the Tenant if such failure continues for a period of twenty (20) days, or such other period if this Lease specifically provides a different period for a particular failure, after written notice by Landlord to Tenant of such failure; provided, however, that with respect to any failure which cannot reasonably be cured within twenty (20) days, an Event of Default shall not be considered to have occurred if Tenant commences to cure such failure within such twenty (20) days period and continues to proceed diligently with the cure of such failure; (c) the failure by Tenant to pay its obligations as they become due; the making of any general assignment or general arrangement for the benefit of creditors by Tenant, or the filing by or against Tenant of a petition to have Tenant adjudged bankrupt or a petition for reorganization or arrangement under bankruptcy law or laws affecting creditor's rights unless, in the case of a petition filed against Tenant, such petition is dismissed within sixty (60) days; the appointment of a trustee or a receiver to take possession of the Premises, where possession is not restored to Tenant within thirty (30) days; or (d) if Tenant transfers or agrees to transfer this Lease or possession of all or any portion of the Premises without Landlord's prior written consent.

        13.2. Remedies. On the occurrence of an Event of Default, Landlord may at any time thereafter, with notice and demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach, exercise one or more of the following rights and remedies:

                (1)     declare the Lease at an end and terminated;

                (2) reenter the Premises and eject all persons therefrom, using necessary force to do so. Any such reentry shall be allowed by Tenant without hindrance, and Landlord shall not be liable for damages for any such reentry, or be guilty of trespass or forcible entry;

                (3)     recover for any damages sustained by Landlord;

                (4) continue the Lease in effect and relet the Premises on such terms and conditions as Landlord may deem advisable, with Tenant remaining liable for the Monthly Rent plus the reasonable cost of obtaining possession of the Premises, and of any repairs and alterations necessary to prepare the Premises for reletting, less the rentals received from such reletting, if any.

No action by Landlord shall be construed as an election to terminate the Lease unless written notice of such intention be given to Tenant.

        13.3. Damages on Termination. Intentionally deleted.

        13.4. Mitigation of Damages. In the event that Landlord terminates Tenant's right of use and possession of the Premises without terminating this Lease and elects the remedy set forth in Section 13.2 (4), Landlord shall use reasonable efforts to relet the Premises or any part thereof for the account of Tenant for such rent and term and upon such terms and conditions as are reasonable and acceptable under the circumstances.

        13.5. Past Due Obligations. All amounts which Tenant is obligated to pay Landlord pursuant to this Lease or when due shall bear interest at an interest rate of 12% per annum, from the due date until paid, unless otherwise specifically provided herein. The payment of such interest shall not excuse or cure any default by Tenant under this Lease.

        13.6. Exclusive and Cumulative Remedies. The remedies of Landlord set forth in this Article 13 shall be exclusive and yet cumulative. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law if Tenant is evicted or dispossessed for any cause or if the Landlord obtains possession of the Premises by reason of the breach by Tenant of any of its obligations under this Lease.

        14. ADDITIONAL RIGHTS OF LANDLORD.

        14.1. Entry by Landlord. Landlord and its agents and employees shall have the right to enter the Premises at all reasonable times during Tenant's regular business hours (or such other times as may become necessary in the event of emergency), to examine the same, to make such maintenance and repairs of the Premises and to exhibit the Premises to prospective tenants during the last six
(6) months of the term of this Lease. Landlord may erect, use and maintain pipes and conduits in and through the Premises, provided such pipes and conduits do not detract from the appearance of the Premises. Landlord shall take reasonable precautions to minimize the disruption to Tenant and prevent any disclosure of Tenant's confidential records or information during any entry to the Premises by Landlord as provided in this Section.

        14.2. Building Planning. Intentionally Deleted.

        14.3. Transfer by Landlord. Landlord may transfer or assign its interest in the Premises and this Lease without the consent of Tenant, at any time and from time to time. Any assignment or transfer shall not release Landlord from any of Landlord's obligations hereunder unless Tenant agrees in writing, not to be unreasonably withheld.

        14.4. Default by Landlord. Tenant shall be entitled to terminate this Lease and/or seek remedies as allowed by applicable law if Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than five (5) days after written notice by Tenant to Landlord, specifying Landlord's failure to perform such obligation; provided, however, that if the nature of Landlord's obligations is such that more than five (5) days are required for performance, Tenant shall not be entitled to terminate this Lease, and shall instead be entitled to seek remedies otherwise allowed by applicable law if Landlord commences performance within such five (5) day period and thereafter diligently prosecutes its efforts to satisfy such obligation and does, in fact, satisfy such obligation. If the nature of Landlord's obligation materially interferes with Tenant's use of the Premises, the rent and other expenses due hereunder shall be equitably abated following Tenant's notice of the obligation to Landlord. Any notice to Landlord by Tenant of Landlord's default under this Lease shall also be concurrently provided, by registered or certified mail, to any holder of a mortgage or similar security interest covering the Premises, whose address shall have been furnished to Tenant ("Mortgagee Notice").

        14.5 Subordination. This Lease may, at the option of Landlord, be subordinate to any ground or underlying leases, mortgages, deeds of trust or other lien which may hereafter affect the Building or any part thereof, and Tenant will execute and deliver upon the demand of Landlord from time to time and upon receipt of an acceptable Agreement of Non-Disturbance, any and all instruments desired by Landlord, subordinating in the manner requested by Landlord this Lease to such lease, mortgage, deed of trust, or other lien, provided that in the event of the termination of such lease or foreclosure of such mortgage, deed of trust or lien, any successor to any interest of Landlord in the Building will not disturb Tenant's possession of the Premises if Tenant attorns to such successor as Landlord and otherwise performs its obligations under this Lease. Tenant agrees that Tenant shall attorn to any landlord under any ground lease affecting the Building in the event of the termination or cancellation of such ground leases or to any purchaser upon foreclosure or sale pursuant to any lien. Landlord may from time to time grant or declare such restrictions or covenants as may be reasonably required by Landlord or adopt and record such parcel maps, subdivision maps or condominium plans as may be reasonably required by Landlord relating to all or any portion of the Building and the provisions of all such documents shall be senior to this Lease and Tenant shall sign any of such documents upon receipt of Landlord, provided such documents do not unreasonably interfere with the use of the Premises by Tenant as permitted by this Lease.

        14.6. Lender's Rights. On receipt of written request from Landlord, Tenant shall enter into a written agreement with Landlord and any ground lessor or any holder of any encumbrance on the Building in a form satisfactory to such ground lessor or holder which provides as follows: (a) Tenant shall attorn to such ground lessor or encumbrancer; and (b) without the written approval of such ground lessor or encumbrancer, Tenant shall not make any payments to Landlord more than thirty (30) days prior to the date such payment is due. Pursuant to this Lease, Tenant shall not subordinate its interest in this Lease to any subsequent ground lease or encumbrance.

        14.7. Estoppel Certificate. Tenant shall upon ten (10) days' written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (a) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modifications and certifying that this Lease, as so modified, is in full force and effect; (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder or specifying such defaults if any are claimed; (c) setting forth the date of commencement of rents and the date of expiration of the term of this Lease and setting forth any options of Tenant to extend the term of this Lease, the nature of such options, and whether any such options have been exercised by Tenant; and (d) stating the amount of security deposit made by Tenant to Landlord and the amount and period covered by any prepayments of rents or other charges by Tenant. Any such statement may be relied upon by any then existing or prospective lessor, purchaser, or encumbrancer, and their successors and assigns, of all or any portion of the real property of which the Premises are a part.

        14.8. Financial Information. Intentionally Deleted.

        15. MISCELLANEOUS.

        15.1. Brokers. Tenant represents and warrants to Landlord that it has not had dealings with any broker or finder other than as listed in Section 1.20 hereof in locating the Premises and that it knows of no other person who is or might be entitled to a commission, finder's fee, or other like payment in connection herewith and does hereby indemnify and agree to hold Landlord harmless from and against any and all claims, liabilities, and expenses that Landlord may incur should such representation and warranty be incorrect. Landlord agrees to indemnify and hold Tenant harmless from any claims or liability to any broker or other person arising out of or relating to any agreement by Landlord to pay a brokerage commission, finder's fee, or like payment to such broker or such person relating to the leasing of the Premises; provided, however, that Landlord shall not be obligated to Tenant for any claims or liability to any broker or other person with whom Tenant has dealing concerning the Building whose identity Tenant has failed to disclose to Landlord, as required by this Section 15.1.

        15.2. Holding Over. If Tenant, with or without Landlord's consent, remains in possession of the Premises, or any part thereof, after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease, except (a) rent shall be adjusted pursuant to
Section 4.2 and 4.3 and (b) all options and rights of first refusal, if any, granted under the term of this Lease shall be terminated and be of no further effect during such month-to-month tenancy.

        15.3. Performance. All payments to be made under this Lease shall be made without prior legal notice or demand unless otherwise provided herein. Time is hereby made of the essence of each and every one and all of the terms, covenants, and conditions to be kept, observed, or performed under this Lease.

        15.4. Notices. Any notices required or permitted to be given under this Lease shall be in writing and may be delivered personally or by certified mail to the Landlord at the address set forth in Section 1.1 and to Tenant at the address set forth in Section 1.2. Any notice given by mail shall be deemed received two (2) business days following the date of such notice and the required copies are mailed as provided in this Section. Either party may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

        15.5. Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person, firm, corporation, or other legal entity may acquire or hold, directly or indirectly, this Lease or the leasehold estate and the fee estate in the Premises or any interest in such fee estate without the prior written consent of the holders of any mortgages or similar security instruments covering the leased Premises.

        15.6. Termination. On termination of the Lease, Tenant shall execute and deliver to Landlord immediately upon Landlord's request a quitclaim deed in recordable form transferring to Landlord any interest of Tenant in the Premises.

        15.7. Applicable Laws. This Lease shall be governed by and construed in accordance with the laws of the State of. Nebraska.

        15.8. Professional Fees. If Tenant or Landlord brings any action for any damages or other relief against the other or for a declaration or determination of any matter relating to this Lease, including a suit by Landlord for the recovery of rent or other payments from Tenant or for possession of the Premises, the losing party shall pay to the prevailing party a reasonable sum for attorneys', architects', engineers', brokers' and other professionals' fees in. such suit, and such obligation shall be incurred on commencement of any action whether or not such action is prosecuted to judgment or final determination.

        15.9. Modification. This Lease and any other written agreements dated as of the date of this Lease contain all of the terms and conditions agreed upon by the Landlord and Tenant with respect to the Premises and the Building. All prior negotiations, correspondence, and agreements are superseded by this Lease and any. other. contemporaneous documents. No officer or employee of any party has any authority to make any representation or promise not contained in this Lease and other contemporaneous documents, and each of the parties hereto agrees that it has not executed this Lease in reliance upon any representation or promise not set forth in this Lease or such contemporaneous documents. This Lease may not be modified or changed except by written instrument signed by Landlord and Tenant. Notwithstanding the foregoing, if, in connection with obtaining construction, interim or permanent financing for the Building, the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay, or defer its consent thereof, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

        15.10. Relationship of Parties. Neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties shall be deemed or construed by the parties or by any third person to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, other than the relationship of landlord and tenant.

        15.11. Waiver. Failure to insist on compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such terms, covenants, or conditions, nor shall any waiver or relinquishment of any right or power hereunder, at any one time or more times, be deemed a waiver or relinquishment of such rights and powers at any other time or times or under any other circumstance(s).

        15.12. Partial Invalidity. If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

        15.13. Interpretations. Any uncertainty or ambiguity existing herein shall not be interpreted against either party because such party prepared any portion of this Lease, but shall be interpreted according to the application of rules of interpretation of contracts generally.

        15.14. Successors and Assigns. This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted heirs, representatives, successors and assigns.

        15.15  Tenant as Partnership.  Intentionally Deleted.

        15.16. Tenant as Corporation. If Tenant executes this Lease as a corporation, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that the individuals executing this Lease on Tenant's behalf are duty authorized to execute and deliver this Lease on its behalf in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord on execution hereof and in accordance with the Bylaws of Tenant, and this Lease is binding upon Tenant in accordance with its terms.

        15.17. Exhibits. All exhibits, riders and schedules, if any, attached hereto shall be deemed a part of this Lease.

        15.18. Security. Tenant shall be responsible for the security of the premises and for Tenant's employees, agents, guests and invitees. Tenant shall be responsible to lock and secure all doors, windows, and entrances connecting the Premises to the common areas, except that Landlord and its agents and employees, including cleaning personnel, shall be responsible to lock and secure all doors, windows and entrances connecting the premises to the common area after their entrance into the Premises unless during regular business hours when Tenant's personnel are present. All doors of the Building and all doors and entrances connecting the Premises to the common area shall contain lock barrel, locks and handle hardware approved by the Landlord, such approval shall not be unreasonably withheld. Tenant shall be responsible and pay the cost of purchasing and installing any new lock tulips and handle hardware after the commencement of this Lease, unless such replacement occurs as a part of the repair duty of Landlord. Tenant shall request keys to specific doors from Landlord where employees need such keys. Landlord shall provide Tenant with such keys and Tenant, Tenant's employees, agents, guests and invitees, shall not duplicate such keys or change the lock barrel of any door in the Building, or any door in the Premises, without the consent of Landlord, which consent shall not be unreasonably withheld.

        15.19. Force Majeure. In the event either party hereto shall be delayed or hindered in. or prevented from the performance of any act required hereunder by a reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulation, riots, insurrections, war, civil commotion, or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of the Lease, then performance of such acts shall be excused for the period of the delay and the period of performance of any act shall be extended for a period equivalent to the period of such delay.

        15.20. Preservation of Building Quality and Design. Tenant's plans for Tenant finish improvements and fixturing within the Premises shall be subject to review and approval of Landlord, such approval not be unreasonably withheld. Such approval is intended to ensure consistency between the significant architectural design features of the Building and the design of the Tenant finish and fixturing in the Premises.

        15.21. Space Availability. The commencement of this Lease and possession of the Premises by Tenant is subject to the vacating of the Premises by Morrow's Card Shops, Inc according to the terms of a Lease Termination Agreement of May 10, 1996 by and between Miller & Paine and Morrow's Card Shop Inc. ("Termination by Agreement"). Landlord has agreed to pay Morrow's Card Shops, Inc, $90,000.00 in consideration for terminating its lease of the Premises, and Tenant has agreed to pay half, or $45,000.00 of the above amount. Landlord and Tenant shall make such payment of $90,000.00 to Morrow's Card Shops Inc. according to the terms of the Termination Agreement as attached to and made a part of this Lease as Exhibit D.

        15.22 Restrictive covenant relating to securities dealers. This Lease is subject to a covenant granted by Landlord to A.G. Edwards & Sons, Inc. in that certain Office Building Lease of January 2, 1991 which covenant is as follows:
Landlord Lease Restriction. Landlord hereby covenants and agrees that during the Lease Term and, if exercised, the Option Term, Landlord will not lease space in the basement, first or second floors of the Building to a tenant which is a member of the National Association of Securities Dealers or to a tenant which is a member of a securities exchange or commodities exchange. In the event Landlord breaches this covenant, Tenant's rent shall abate for the remainder of the Lease Term or Option Term.

Landlord will use its best effort to obtain a waiver from A.G. Edwards and Sons, Inc. from the provisions of the above covenant if future business activities of Tenant pose a potential violation of the terms of the above covenant.

        15.23 Landlord shall review Tenant's plans for securing its Premises space at the stairwell in the southeast corner of the Premises and shall accommodate any reasonable plan that is in keeping with the character and design of the Building and its common areas and that provides a continues access to the basement level of the Building.

        15.24 Landlord shall provide space on the outside the Premises and/or on the service tower on the top of the Building for signage. Tenant shall pay all costs of the signage and installation, maintenance, removal, and, electricity for illumination if applicable. Landlord shall review plans for such signage for Landlord approval, such approval hot to be unreasonably withheld.

        15.25 Banking Authority. Notwithstanding any other provisions contained in this lease, in the event the Tenant is closed or taken over by the banking authority of the State of Nebraska, or other bank supervisory authority, the Landlord may terminate the lease only with the concurrence of such banking authority or other bank supervisory authority, and any such authority shall in any event have the election either to continue or to terminate the Lease:
Provided, that in the event this Lease is terminated, the maximum claim of Lessor for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired term of the lease shall in no event be in an amount exceeding the rent reserved by the lease, without acceleration, for the year next succeeding the date of the surrender of the Premises to the Lessor, or the date of re-entry of the Lessor, whichever first occurs, whether before or after the closing of the bank, plus an amount equal to the unpaid rent accrued, without acceleration up to such date.

        IN WITNESS WHEREOF, the parties hereto hereby execute this Lease as of the day and year first above written.

"LANDLORD"                                  "TENANT"

        Miller & Paine, a Nebraska
        corporation


By: /s/ Robert E. Campbell II                By: /s/ Mike Dunlap
    -------------------------------------       --------------------------------
     Robert E. Campbell II,                     (Name and Title)
     Chairman and Chief Executive Officer

STATE OF NEBRASKA        )
                         ) ss.
COUNTY OF LANCASTER      )

        The foregoing instrument was acknowledged before me this 21st day of June, 1996, by Robert E. Campbell II, President of Miller & Paine, a Nebraska corporation, on behalf of the corporation.

                                                 /s/ Cynthia Done
                                                --------------------------------
                                                [SEAL] Notary Public




STATE OF ____________________     )
                                  ) ss.
COUNTY OF __________________      )

        The foregoing instrument was acknowledged before me this 5 day of July, 1996, by Mike Dunlap of Union Bank and Trust Company, on behalf of the corporation.

                                                 /s/ Cynthia L. Chapman
                                                --------------------------------
                                                [SEAL] Notary Public

                                    Exhibit B
                                   WORK LETTER

                            Miller & Paine - Landlord
                      Union Bank and Trust Company - Tenant


        1. Definitions. In this Work Letter, some defined terms are used. They are:

               1.1    Tenant's Representative: _________________________

               1.2    Landlord's Representative: Cynthia L. Done'

               1.3    Tenant's Work:

                      (a) Work to accomplish Tenant Improvements as shown on Schedule 1 to Exhibit B of the Lease.

                      (b) Architectural services, engineering services, interior decorating services and decorator items associated with Tenant Improvements not included in Landlord's work herein.

               1.4    Landlord's Work:

                      (a) Work to accomplish Landlord Improvements as shown on schedule 1 to Exhibit B of the Lease.

                      (b) Architectural, engineering and other professional services associated with Landlord Improvements.

Any capitalized term which is used in this Work Letter but not defined in this Work Letter has the meaning set forth for such term in the Lease.

        2. Representatives. Landlord appoints Landlord's Representative to act for Landlord in all matters covered by this Work Letter. Tenant appoints Tenant's Representative to act for Tenant in all matters covered by this Work Letter. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter will be made to Landlord's Representative or Tenant's Representative, as the case may be. Tenant and Landlord will not make any inquiries of, or requests to, and will not give any instructions or authorizations to, any other employee or agent of the other party, including that party's architect, engineers and contractors or any of their agents or employees, with regard to matters covered by this Work Letter. Either party may change its Representative under this Work Letter at any time by three (3) days' prior written notice to the other party.

        3. Building Standard. Tenant must use items approved by Landlord for the Building in order to assure the consistent quality and appearance of the Building.

        4. Tenant's Responsibility for Design and Contracting. Tenant will be responsible for contracting and paying for design and construction services, subject to Landlord's review and approval, provisions of this Work Letter, in order to construct Tenant Improvements as shown on Schedule 1 herein. Tenant will also be responsible for the layout, design, installation, function and maintenance of trade fixtures, equipment, signage and furnishings that Tenant requires for its occupancy of the Premises.

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


        5. Payment for Tenant's Work. Tenant or its contracted agents will serve as the primary contractor and construction manager for the improvements to the Premises, and shall make timely payment for all such services and construction costs, including required permits, taxes and fees relating to the construction of such improvements. Tenant shall be responsible for paying all costs related to Tenant Improvements, but shall be reimbursed by Landlord for any Landlord Improvements that Tenant contracts for and pays directly.

        6. Payment for Landlord's Work. Landlord will separately contract for and timely pay all costs of design and construction for Landlord's Improvements shown on Schedule I herein. In the event Landlord, with Tenant's approval, has any of Landlord's Work designed by, mangaged by, or constructed by contractors or agents of Tenant, Tenant shall pay such contractors or agents and Landlord, upon submission by Tenant of invoices, shall reimburse Tenant for actual construction and materials costs, plus a pro rata share of design, engineering or management fees if such fees cannot be separately determined and invoiced.

        7. Coordination of Landlord's Work with Tenant's Work. Landlord's Representative will coordinate with Tenant's Representative the plans, timing, sequencing and design criteria of all Landlord's Work that is separately contracted by Landlord. Tenant's Representative will keep Landlord's Representative informed of plans and construction progress during construction and will obtain Landlord's approvals when review is required by this Work Letter.

        8. Landlord's Approval. Landlord, in its sole discretion, may withhold its approval of any Tenant Space Plan, Tenant Working Drawings, or Change Orders which require work which:

                    (a) exceeds the structural integrity or capacity of the Building;

                    (b) is not approved by the holder of any mortgage or deed of trust encumbering the Building at the time the work is proposed;

                    (c) Landlord reasonably believes will materially and unreasonably increase the cost of operation or maintenance of any of the systems of the Building.

                    (d) Landlord reasonably believes will reduce the market value of the Premises or the Building at the end of the Term;

                    (e) does not conform to applicable building code or is not approved by any governmental authority with jurisdiction over the Premises; or

                    (f) does not conform to materials, appearance and workmanship generally used in the Building.

        9. Schedule of Tenant Improvement Activities. Approval of the Tenant Space Plan, referred to as Final Plans in the Lease and attached as Exhibit A dated __________________________, and/or any revisions thereto specifically requested by the Tenant, shall be indicated by signature upon the Tenant Space Plan by both the Tenant's Representative and the Landlord's Representative. Upon such evidence of approval by both parties, the Tenant Space Plan shall serve as the basis for preparation of construction documents for the proposed improvements and the area set forth on the Tenant Space Plan shall constitute the minimum area to be incorporated in the Lease.

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

Tenant shall prepare and supervise a project timing and completion schedule for all work to the Premises and provide Landlord a copy of such schedule and any changes. Landlord shall provided Tenant copies of plans, working drawings and change orders for Landlord Improvements and Tenant shall incorporate such costruction into the overall project schedule. Tenant shall provide Landlord copies of the Tenant Space Plan, working drawings of Tenant's Work, and Change Orders thereto. Within five days of receipt, Landlord shall provide Tenant written approval as required by this Work Letter, or shall notify Tenant of concerns relating to such Plans, drawings or Change Orders.

        10. Change Orders. Either Landlord or Tenant may initiate in writing changes to the project during construction ("Change Order"). Landlord shall submit such Change Orders for Landlord Improvements to Tenant to be incorporated in the schedule of work and to be submitted to Tenant's contractor if applicable. Tenant shall submit Change Orders for Tenant Improvements to Landlord for approval as required by this Work Letter.

        11. Completion and Commencement Date. Tenant's obligation for the payment of Rent pursuant to the Lease will commence on the Estimated Commencement Date, except as provided to the contrary in the Lease, and not upon occupancy or completion of improvements.

        12. Responsibility for Other Improvements. Tenant will be responsible for the design, function and maintenance of all additional improvements required by Tenant, but which are not listed in "Landlord and Tenant Improvements" of
Schedule 1, whether or not approved by Landlord or installed by Landlord at Tenant's request.

        AGREED AND ACCEPTED this 21st day of June, 1996.

                                            MILLER & PAINE


                                            By:    /S/ ROBERT E. CAMPBELL, II
                                                --------------------------------
                                            Title:  President


                                            Union Bank and Trust Company Tenant

                                            By:
                                               ---------------------------------

                                            Title:
                                                   -----------------------------


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


                            Schedule 1 To Work Letter
                        Landlord and Tenant Improvements

1.           Landlord Improvements

             Additions to Building directories on first and second floor
                     (subsequent changes to be paid by Tenant)
             New thermal pane windows along both 13th Street and "0" Street sides, or, at Tenant's sole discretion, apply the $12,768.00 cost of such windows toward Tenant's cost of HVAC system changes required as part of Tenant Improvements
             Repainting of Premises interior as existing (or comparable cost of work toward Premises as improved)
             Thorough cleaning of Premises interior as existing (or comparable cost of work toward Premises as improved)

2.           Tenant Improvements.

             In addition to the above features provided by the Landlord, the following Tenant's Improvement/Modifications to the Premises as detailed on Tenant Space Plans may be provided by Tenant at Tenant's expense:

             New partitions as required
             New doors and refinishing of existing doors
             Electrical within premises
             Telephone and communication conduit
             Lighting and light switch changes
             Painted walls or wall finishes of additional offices or built-in fixturing
             Carpeting and VCT changes
             Window treatment
             Interior central heating and air conditioning ductwork drops, grilles, and thermostatic DDC controls
             Ceilings, if new "drop in" are required by tenant.
             Counter, cabinets, and plumbing if required by tenant
             Cost of wiring for dedicated circuits where required for computer operations
             Modifications to sprinkler system if required by new office configuration
             Demolition of any existing construction to be removed Modifications to HVAC system required by design changes to fixturing layout or creation of isolated office areas
             Signage inside or outside of premises
             Changes to utilities, including utility connections to Premises, required by Tenant modifications to Premises


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